Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION ANNOUNCES RECORD FIRST QUARTER 2008 RESULTS

-   First Quarter Net Revenues Increase 163% and EPS Hits All Time Q1 High   -

-   Company Increases Fiscal 2008 Net Revenue and EPS Outlook   -

-   Company Expects To Deliver Record Fiscal Year Operating Margin   -

Santa Monica, CA — August 2, 2007 — Activision, Inc. (Nasdaq: ATVI) today announced record financial results for the first fiscal quarter ended June 30, 2007.

Net revenues were $495.5 million, a 163% increase, as compared to net revenues of $188.1 million reported for the first quarter last fiscal year.  Net income for the first fiscal quarter was $27.8 million, or $0.09 earnings per diluted share, as compared to a net loss of $18.3 million, or a loss per share of $0.07 reported for the previous first quarter.  Excluding the impact of expenses related to equity-based compensation, the company reported net income of $32.8 million and earnings per diluted share of $0.11 for the first quarter.   This compares to a net loss of $14.7 million and loss per share of $0.05, excluding the impact of expenses related to equity-based compensation for the first quarter of last fiscal year.

Robert Kotick, Chairman and CEO of Activision, stated, “During the quarter, we shipped more than eight million units of new game releases worldwide and for the first six months of the calendar year, Activision was the #1 third-party U.S. publisher on the console and handheld platforms.  As a result of our strong performance, we are raising our fiscal year 2008 net revenue and earnings outlook and are increasing our fiscal year operating margin outlook to a company record”

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Activision Announces Record Q1 FY 2008 Results

Kotick continued, “Our focus on growing our strong franchises and next- generation console leadership position is yielding superb results.  We intend to continue expanding our franchise portfolio, strengthening our development capabilities and improving our operating efficiency over the balance of the fiscal year.  We believe this strategy will create strengths and capabilities that should enable us to continue growing our revenues, operating margin and earnings per share, as well as increase our return on invested capital.”

Business Highlights

Activision’s record first quarter performance was driven by strong consumer response to its proven franchises, Guitar Hero II™, Spider-Man 3™ and Shrek The Third™, as well as its new intellectual property TRANSFORMERS: The Game, which was released in the U.S. during the quarter.

According to The NPD Group, during the quarter, Activision was the #1 U.S. publisher on both the Xbox 360™ video game and entertainment system and the PlayStation® 2 computer entertainment system.  The company also ranked as the #1 third-party publisher on the PLAYSTATION® 3 computer entertainment system and the Nintendo platforms in the U.S.   Activision grew its U.S. console and hand-held market share to 16.9%, as compared with 8.5% over the same period last year.

Other quarterly business highlights are as follows:

•                 Guitar Hero II and Spider-Man 3 were two of the top-three best-selling titles for the quarter in the U.S., according to The NPD Group.    Guitar Hero II was the #1 best-selling U.S. console game overall, and Spider-Man 3 was the #3 best-selling U.S. console and handheld game.

•                 Shrek The Third was the #1 kid’s movie-based title in the U.S. for the months of May and June combined, according to The NPD Group.

•                 In the U.S., Activision was the #1 third-party handheld publisher, according to The NPD Group.

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•                  Activision’s international publishing revenues grew 240% year over year.

•                  In Europe, Spider-Man 3 was the #1 best-selling console and handheld game for the quarter in the U.K., Germany and France, according to Charttrack and Gfk.

•                  On May 11, 2007, Activision completed its acquisition of DemonWare, the leading provider of network middleware technologies for console and PC games headquartered in Dublin, Ireland.

For the second quarter, Activision has already shipped TRANSFORMERS: The Game internationally in connection with the film’s theatrical release and Guitar Hero™ Encore: Rocks The 80s™ for the PlayStation 2 computer entertainment system.  Activision also expects to ship Enemy Territory™: Quake Wars on the PC.

Company Outlook

Today, Activision increased its fiscal year 2008 net revenue and earnings per share outlook.  For the full fiscal year, the company expects net revenues of $1.87 billion and earnings per diluted share of $0.51, including the impact of equity-based compensation expense, compared to the company’s previous fiscal year outlook of $1.8 billion in net revenues and earnings per diluted share of $0.45.  Excluding the impact of equity-based compensation expense, the company expects earnings per diluted share of $0.61.

For the second quarter, the company expects net revenues of $250 million and a loss per share of $0.04, including the impact of equity-based compensation expense.  Excluding the impact of equity-based compensation expense, the company expects a loss per share of $0.03.

Conference Call

Today at 4:30 p.m. EDT, Activision’s management will host a conference call and Webcast to discuss its first quarter fiscal year 2008 results and outlook. The company welcomes all members of the financial and media communities to visit the “Investor Relations” area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (719) 457-2699 in the U.S.

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Non-GAAP Financial Measures

Activision provides net earnings (loss) per share data both including and excluding the impact of expenses related to stock options, employee stock purchase plans, restricted stock awards and other share-based compensation and the associated tax benefits.

Prior to April 1, 2006, Activision accounted for equity-based compensation under Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).  In accordance with APB No. 25 the company historically used the intrinsic value method to account for equity-based compensation.  As of April 1, 2006, the company accounts for equity-based compensation using the fair value method under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123(R)”).

Net earnings (loss) per share excluding the impact of expenses related to equity-based compensation is not determined in accordance with generally accepted accounting principles (GAAP), and the exclusion of those amounts has the effect of increasing non-GAAP earnings per share by that same amount per share as compared to GAAP earnings per share for the period.   Activision recognizes that there are limitations associated with the use of this non-GAAP financial measure as it does not reflect all of the expenses associated with our results as determined in accordance with GAAP and may reduce comparability to other companies that calculate similar non-GAAP measures differently.  Management compensates for the limitations resulting from the exclusion of  expenses related to stock-based compensation by considering the amount and impact of equity-based compensation expenses separately and by considering the company’s GAAP as well as non-GAAP results and, in this release, by presenting the most comparable GAAP measure, net income (loss), directly ahead of non-GAAP net income (loss) in this release and by providing a reconciliation that shows and describes the adjustments made in the accompanying tables.  Management does not believe the limitations resulting from this exclusion are material, particularly when this non-GAAP financial measure is disclosed with its most comparable GAAP financial measure, net income (loss). Management believes that the presentation of this non-GAAP financial measure provides investors with additional useful information to measure the company’s financial performance because it allows for a better comparison of results in the periods reported herein to those in historical periods.

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This non-GAAP financial measure should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Non-GAAP net earnings (loss) do not include certain expenses required to be recorded in order to present earnings in accordance with GAAP.  This non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and the term non-GAAP net earnings (loss) does not have a standardized meaning.  Therefore, other companies may use the same or similarly named measure but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $1.5 billion for the fiscal year ended March 31, 2007.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Scandinavia, Spain, the Netherlands, Australia, Japan and South Korea.  More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release they are identified by references to dates after the date of this release and words such as “outlook”, “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions.  Factors that could cause Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities, limitations on our ability to issue stock and options, foreign exchange rate changes.

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Other factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review our historical stock option granting practices, the board and Activision; the outcome of the  SEC’s formal investigation and the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision relating to Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional stockholder litigation, employee litigation, and additional action by the SEC and/or other regulatory agencies, other litigation (unrelated to stock option granting practices) and the additional risks identified in Activision’s most recent annual report on Form 10-K and periodic reports on Form 10-Q.  The forward-looking statements in this release are based upon information available to Activision as of the date of this release, and Activision assumes no obligations to update any such forward-looking statement.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

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ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Quarter ended June 30,
	2007	2006

Net revenues	$495,455	$188,069
Costs and expenses:
Cost of sales - product costs	217,229	108,623
Cost of sales - software royalties and amortization	78,252	19,261
Cost of sales - intellectual property licenses	32,479	9,916
Product development	32,897	25,625
Sales and marketing	68,712	36,179
General and administrative	35,794	21,914

Total operating expenses	465,363	221,518
Operating income (loss)	30,092	(33,449)
Investment income, net	11,562	8,275
Income (loss) before income tax provision	41,654	(25,174)
Income tax provision (benefit)	13,828	(6,865)

Net income (loss)	$27,826	$(18,309)

Basic earnings (loss) per share	$0.10	$(0.07)
Weighted average common shares outstanding	283,563	278,335

Diluted earnings (loss) per share	$0.09	$(0.07)
Weighted average common shares outstanding assuming dilution	311,993	278,335

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	March 31,
	2007	2007
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$963,796	$954,849
Accounts receivable, net	197,964	148,694
Inventories	92,529	91,231
Software development	104,944	107,779
Intellectual property licenses	13,143	27,784
Deferred income taxes	50,197	51,564
Other current assets	20,507	19,332

Total current assets	1,443,080	1,401,233
Software development	9,180	23,143
Intellectual property licenses	68,645	72,490
Property and equipment, net	48,706	46,540
Deferred income taxes	41,933	48,791
Other assets	6,473	6,376
Goodwill	221,049	195,374

Total assets	$1,839,066	$1,793,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,662	$136,517
Accrued expenses and other liabilities	249,940	204,652

Total current liabilities	359,602	341,169

Other liabilities	17,971	41,246

Total liabilities	377,573	382,415
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	983,373	963,553
Retained earnings	455,603	427,777
Accumulated other comprehensive income	22,517	20,202

Total shareholders’ equity	1,461,493	1,411,532

Total liabilities and shareholders’ equity	$1,839,066	$1,793,947

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

Quarter ended June 30, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$78,252	$32,897	$68,712	$35,794	$465,363
Less: Equity-Based Compensation Adjustment*	1,845	1,507	1,771	3,037	8,160
Non-GAAP Measurement	$76,407	$31,390	$66,941	$32,757	$457,203

Quarter ended June 30, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$30,092	$27,826	$0.10	$0.09
Less: Equity-Based Compensation Adjustment*	(8,160)	(4,969)	(0.02)	(0.02)
Non-GAAP Measurement	$38,252	$32,795	$0.12	$0.11

*                                         Includes expense related to employee stock options, employee stock purchase plan and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

Quarter ended June 30, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$19,261	$25,625	$36,179	$21,914	$221,518
Less: Equity-Based Compensation Adjustment**	36	1,679	1,040	3,094	5,849
Non-GAAP Measurement	$19,225	$23,946	$35,139	$18,820	$215,669

Quarter ended June 30, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(33,449)	$(18,309)	$(0.07)	$(0.07)
Less: Equity-Based Compensation Adjustment**	(5,849)	(3,562)	(0.01)	(0.01)
Non-GAAP Measurement	$(27,600)	$(14,747)	$(0.05)	$(0.05)

**                                  Includes expense related to employee stock options, employee stock purchase plan and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended June 30, 2007
(Amounts in thousands)

					Percent
					Increase
	Quarter Ended				(Decrease)
	June 30, 2007		June 30, 2006
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$309,536	62%	$99,610	53%	211%
International	185,919	38%	88,459	47%	110%
Total net revenues	$495,455	100%	$188,069	100%	163%

Segment/Platform Mix
Publishing:
Console	$358,773	72%	$90,189	48%	298%
Hand-held	56,616	12%	26,584	14%	113%
PC	13,833	3%	17,989	10%	-23%
Total publishing net revenues	$429,222	87%	$134,762	72%	219%

Distribution:
Console	$43,101	8%	$28,788	15%	50%
Hand-held	19,116	4%	18,213	10%	5%
PC	4,016	1%	6,306	3%	-36%
Total distribution net revenues	$66,233	13%	$53,307	28%	24%
Total net revenues	$495,455	100%	$188,069	100%	163%

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended June 30, 2007

	Quarter Ended	Quarter Ended
	June 30, 2007	June 30, 2006
Publishing Net Revenues

PC	3%	13%

Console	84%	67%
Sony PlayStation 3	6%	0%
Sony PlayStation 2	34%	38%
Microsoft Xbox 360	35%	9%
Nintendo Wii	8%	0%
Other	1%	20%

Hand-held	13%	20%
Sony PlayStation Portable	3%	2%
Nintendo Dual Screen	8%	8%
Nintendo Game Boy Advance	2%	10%

Total publishing net revenues	100%	100%